EXHIBIT 5

                  (Opinion of Pitney, Hardin, Kipp & Szuch LLP)


                        PITNEY, HARDIN, KIPP & SZUCH LLP
                                  P.O. Box 1945
                        Morristown, New Jersey 07962-1945

                                                     April 27, 2001

American Home Products Corporation
Five Giralda Farms
Madison, New Jersey 07940

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") by American Home Products Corporation (the "Company") relating to the registration of deferred compensation obligations (the "Obligations") under the American Home Products Corporation Deferred Compensation Plan (the "Plan").

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

                  Based upon the foregoing, we are of the opinion that the Obligations, when issued in accordance with the Plan, will be valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and subject to general equity principles.

                  The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,



                                            PITNEY, HARDIN, KIPP & SZUCH LLP